SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  January 23, 2001


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, January 23, 2001, the Company issued a press release pertaining to Fourth Quarter 2000 results. The text of the press release is attached hereto as Exhibit 99.1.




Item 7.  Exhibit 99.1



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2001


                          COVEST BANCSHARES, INC.



                          By:

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer




CoVest Bancshares, Inc. Reports 12% Percent Increase in Net Income for the fourth quarter of 2000 over the same period in 1999.

DES PLAINES, IL January 23, 2001 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,171,000 for the fourth quarter of 2000, up 12% over $1,042,000 for the same period last year. Basic earnings per share were $0.30, a 15% increase compared to $0.26 per share for the fourth quarter of 1999. Diluted earnings per share were $0.29, a 12% increase compared to $0.26 per share for fourth quarter 1999.

The Company earned $4,550,000 for the year 2000 versus $3,935,000 for the like period in 1999. Basic earnings per share were $1.14 in 2000 compared to $0.96 per share in 1999. Diluted earnings per share were $1.12, a 20% increase compared to $0.93 per share in 1999.

Return on average equity and return on average assets during the fourth quarter were 9.90% and 0.80% respectively during 2000 compared to 9.08% and 0.74% in 1999.

The Company's efficiency ratio was 60.49% compared to 62.94% in the fourth quarter of 1999. The Company's fourth quarter 2000 goal is to maintain an efficiency ratio in the 60% range.

Cash earnings (net income adjusted for the after tax impact of amortization of goodwill) for the fourth quarter of 2000 were approximately $1,203,000, or $0.31 (basic) and $0.30 (diluted) earnings per share, compared to $1,074,000 or $0.26 (basic) and $0.25 (diluted) earnings per share for the same period in 1999.

Net interest income increased by $163,000, or 4%, for the fourth quarter of 2000 compared to the fourth quarter of 1999. A $19.6 million increase in average earning assets for the fourth quarter of 2000 versus the fourth quarter of 1999 accounted for this increase. The net interest rate spread averaged 2.50% for the fourth quarter of 2000, an 18 basis point decrease from 2.68% during the fourth quarter of 1999. The yield on average earning assets increased by 59 basis points while the cost of interest-bearing liabilities increased by 77 basis points. The Company's net interest margin averaged 3.17% for the fourth quarter of 2000, a 2 basis point decrease from 3.19% in the fourth quarter of 1999. An increase of 28% or $5.5 million in the average non-interest bearing deposits outstanding helped maintain the net interest margin at the same basic level. The Company expects the net interest margin to remain relatively stable during the next several quarters.

The provision for possible loan losses was $250,000 for the fourth quarter of 2000 versus $291,000 for the like period in 1999. On a year to date basis, the provision has decreased from $1,132,000 for 1999 to $1,010,000 for 2000.

Non-interest income decreased $21,000, or 3%, to $811,000 from the comparable quarter last year. Loan charges and servicing fees increased by $11,000. Mortgage Center income was down 52%, to $104,000 in the fourth quarter of 2000 compared to $218,000 in the similar quarter in 1999. The volume of new loans generated dropped due to higher interest rates, which had a major impact on mortgage loan refinancings and new loan generation. On August 21, 2000, the Mortgage Center operation was merged into the company's regular banking operations and the McHenry Mortgage Center was closed. Deposit related charges and fees increased by $2,000 during the fourth quarter of 2000 as compared to the fourth quarter of 1999. During the fourth quarter of 2000, other income increased by $80,000, or 104%, to $157,000 from the comparable quarter last year. This included a gain from the sale of other real estate owned which was $102,000.

Non-interest expense decreased $39,000, or 1% for the fourth quarter of 2000 from the comparable quarter in 1999. Total compensation and benefit costs increased $96,000 for the quarter ended December 31, 2000 versus December 31, 1999. There were decreases in commission expenses of $163,000 due to a lower volume of loan originations; the cost of Federal Deposit Insurance premiums decreased by $32,000 because of a lower assessment level; data processing expenses decreased by $15,000 as Y2K expenses were not present during 2000; advertising expenses increased by $22,000 mainly due to the High Yield Money Market campaign; and other real estate owned expenses increased by $35,000.
This expense, which was related to other real estate owned, amounted to $34,000. The Company's goal is to maintain an efficiency ratio in the 60% range.

The Company's assets increased to $586 million as of December 31, 2000, as compared to $568 million at December 31, 1999. Net loans receivable increased $37.7 million to $500 million as of December 31, 2000 versus $463 million outstanding, as of December 31, 1999. Multi-family loans increased by $37.2 million and commercial loans increased by $19.2 million. This increase was offset by a decrease in leases and mortgage loans of approximately $25.7 million. Limited growth in the loan portfolio is expected in 2001. Total securities have decreased by $19.8 million as a result of sales, maturities and security paydowns. These funds were used to fund loan growth and repay FHLB advances. Deposits increased 13% to $451.7 million as of December 31, 2000 compared to $398 million as of December 31, 1999. In March 2000, the Bank introduced a High Yield Account. This account has a market sensitive rate of interest that is indexed to the 91-day Treasury Bill weekly auction rate. All balances over $2,500 are tiered to this market interest rate. The Company is focused on growing High Yield Account balances and attracting new commercial deposit accounts. At December 31, 2000, the account had a $119.8 million balance, a 35% increase from year-end 1999. Additional deposit growth has been centered in non-interest bearing deposits that grew by approximately 38% or $7.5 million and purchased certificates of deposit, which increased by approximately 50% or $22 million. The increase in purchased money certificates of deposits has been used to fund loan growth and pay down FHLB borrowings.

Stockholders' equity totaled $48 million at December 31, 2000. The number of common shares outstanding was 3,909,641 and the book value per common share outstanding was $12.29. The Company announced its 20th stock repurchase program on September 1, 2000, enabling the Company to repurchase 100,000 shares of its outstanding stock. As of January 23, 2001, 65,421 shares had been repurchased at an average price of $12.08.

At December 31, 2000, the Allowance for Possible Loan Losses was $5.6 million as compared to $4.8 million at December 31, 1999.

At December 31, 2000, total non-performing assets amounted to $5,499,000, or 0.94% of total assets compared to $766,000, or 0.13% of total assets at December 31, 1999. Most of this increase was related to one non-accrual commercial real estate loan with an outstanding balance of $1.8 million and one construction loan of $2.3 million that is 113 days delinquent.

CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.

SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate,""project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, our implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
	    		                        THREE MONTHS ENDED
                                    DECEMBER 31,    DECEMBER 31,
                                        2000             1999        % CHANGE
                                    ------------     ------------    --------
Earnings:

  Net Interest Income (FTE)          $4,482,000       $4,355,000         3%

  Net Income                         $1,171,000       $1,042,000        12%

  Per Share

    Earnings                              $0.30            $0.26        15%

    Diluted Earnings                      $0.29            $0.26        12%

Key Ratios:

  Return on Average Assets                 0.80%            0.74%        8%

  Return on Average Equity                 9.90%            9.08%        9%

  Net Interest Margin                      3.17%            3.19%       -1%

  Efficiency Ratio                        60.49%           62.94%       -4%

  Average Stockholders' Equity to
    Average Assets                         8.10%            8.11%        0%

Risk-Based Capital Ratios:

  Tier I

      Company                             11.4%            12.1%        -1%

      Bank                                10.9%            11.6%        -2%

  Total

      Company                             12.7%            13.3%         0%

      Bank                                12.1%            12.8%        -2%

Common Stock Data:

  Cash Dividends Declared Per Share       $0.08            $0.08         0%

  Book Value Per Share                   $12.29           $11.28         9%

  Price/Earnings Ratio                    11.18X           13.86X      -19%





COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                         TWELVE MONTHS ENDED
                                    DECEMBER 31,     DECEMBER 31,
                                        2000             1999        % CHANGE
                                    ------------      ------------   ---------
Earnings:

  Net Interest Income (FTE)         $17,495,000      $16,682,000         5%

  Net Income                         $4,550,000       $3,935,000        16%

  Per Share

    Earnings                              $1.14            $0.96        19%

    Diluted Earnings                      $1.12            $0.93        20%

Key Ratios:

  Return on Average Assets                 0.80%            0.72%       11%

  Return on Average Equity                 9.75%            8.49%       15%

  Net Interest Margin                      3.18%            3.18%        0%

  Efficiency Ratio                        60.05%           65.08%       -8%

  Average Stockholders' Equity to
    Average Assets                         8.23%            8.49%       -3%

Risk-Based Capital Ratios:

  Tier I

      Company                             11.4%            12.1%        -1%

      Bank                                10.9%            11.6%        -2%

  Total

      Company                             12.7%            13.3%         0%

      Bank                                12.1%            12.8%        -2%

Common Stock Data:

  Cash Dividends Declared Per Share       $0.24            $0.24         0%

  Book Value Per Share                   $12.29           $11.28         9%

  Price/Earnings Ratio                    11.18X           13.86X      -19%




COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)
                                           DEC 31,       DEC 31,
                                             2000          1999
                                          ---------    ---------
ASSETS
------
CASH ON HAND AND IN BANKS                 $ 10,501   $    9,027

INTEREST BEARING DEPOSITS                       21        1,590
                                          ---------    ---------
  Cash and Cash Equivalents                 10,522       10,617

SECURITIES:
  Securities Available-for-Sale             41,094       51,702
  Mortgage-Backed and Related
    Securities Available-for-Sale            9,081       18,759
  Federal Home Loan Bank and
   Federal Reserve Bank Stock                7,009        6,529
                                          --------     --------
TOTAL SECURITIES                            57,184       76,990

LOANS RECEIVABLE:
  Commercial Loans                          36,630       17,426
  Multi-Family Loans                       163,291      126,109
  Commercial Real Estate Loans              79,281       74,284
  Construction Loans                        48,127       46,177
  Commercial/Municipal Leases                5,937       22,029
  Mortgage Loans                           120,567      130,160
  Consumer Loans                            51,870       51,239
  Mortgage Loans Held for Sale                 383          106
                                          --------     --------
    TOTAL LOANS RECEIVABLE                 506,086      467,530
  Allowance for Possible Loan Losses       ( 5,655)     ( 4,833)
                                          --------     --------
LOANS RECEIVABLE, NET                      500,431      462,697

ACCRUED INTEREST RECEIVABLE                  4,014        3,437
PREMISES AND EQUIPMENT                       9,976       10,669
GOODWILL                                     1,544        1,749
MORTGAGE SERVICING RIGHTS                      124          148
OTHER ASSETS                                 1,997        2,189
                                          --------     --------
TOTAL ASSETS                              $585,792     $568,496
                                          ========     ========



COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)


(Dollars in thousands, except
 per share data)
                                             DEC 31,       DEC 31,
                                               2000          1999
                                           ---------     ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
  Deposits:
      Non-Interest Bearing                 $  27,197    $  19,691
      Interest Bearing Checking               23,656       21,930
      Savings Accounts                        42,906       49,700
      Money Market Accounts                  119,767       88,779
      Certificates of Deposit                162,870      165,578
      Jumbo CDs                                8,958        8,204
      Purchased CDs                           66,371       44,173
                                            --------     --------
                                             451,725      398,055
  Short-Term Borrowings and Securities
    Sold U/A to Repurchase                    45,479       85,004
  Long-Term Advances from Federal
    Home Loan Bank                            29,000       29,000
  Advances from Borrowers for
    Taxes and Insurance                        5,166        4,640
  Accrued Expenses and Other Liabilities       6,388        5,523
                                           ---------    ---------
TOTAL LIABILITIES                            537,758      522,222


STOCKHOLDERS' EQUITY:
  Common Stock, par value $.01 per share;
    7,500,000 authorized shares; 4,403,803
    shares issued at 12/31/00 and 12/31/99
    respectively                                  44           44
  Additional Paid-in Capital                  17,501       17,919
  Retained Earnings                           36,783       33,514
  Treasury Stock, 494,162 shares and
    299,796 shares, held at cost 12/31/00
    and 12/31/99 respectively                 (6,244)      (4,312)
  Unearned Stock Award                             0          (14)
  Accumulated Other Comprehensive
    Loss                                         (50)        (877)
                                           ---------     --------
TOTAL STOCKHOLDERS' EQUITY                    48,034       46,274
                                           ---------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $585,792     $568,496
                                            ========     ========












COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME                        THREE MONTHS ENDED       TWELVE MONTHS ENDED
(Unaudited)                                 DEC 31,     DEC 31,      DEC 31,      DEC 31,
(Dollars in thousands, except                 2000        1999         2000         1999
 per share data)                          ---------    ---------    ---------   ---------
INTEREST INCOME
  Loans and Leases Receivable               $10,634      $ 9,200     $39,508      $32,718
  Interest Bearing Deposits at Banks             88            7         377          603
  Mortgage-Backed and Related Securities        193          338       1,061        1,591
  Taxable Securities                            464          536       1,991        2,499
  Tax Exempt Securities                          92          168         377          672
  Other Interest and Dividend Income            144          124         513          478
                                           ---------    ---------   ---------   ---------
  Total Interest Income                      11,615       10,373      43,827       38,561
INTEREST EXPENSE
  Deposits                                    6,108        4,208      21,690       15,319
  Advances from Federal Home Loan Bank          877        1,538       4,083        6,248
  Other Borrowed Money                          199          359         759          658
                                           ---------    ---------   ---------   ---------
  Total Interest Expense                      7,184        6,105      26,532       22,225

NET INTEREST INCOME                           4,431        4,268      17,295       16,336
  Provision for Possible Loan Losses            250          291       1,010        1,132
NET INTEREST INCOME AFTER PROVISION        ---------    ---------   --------    ---------
  FOR POSSIBLE LOAN LOSSES                    4,181        3,977      16,285       15,204

NON-INTEREST INCOME
  Loan Servicing Fees                           246          235       1,036          998
  Mortgage Center Income                        104          218         434        1,455
  Deposit Related Charges and Fees              267          265       1,037        1,021
  Gain/(Loss) on Sale of Securities              -0-           5         (96)         (10)
  Insurance and Annuity Commissions              37           32         160          160
  Other                                         157           77         321          413
                                           ---------    ---------   ---------   ---------
TOTAL Non-Interest Income                       811          832       2,892        4,037

NON-INTEREST EXPENSE
  Compensation and Benefits                   1,486        1,390       6,074        6,187
  Commissions and Incentives                    175          338         592          948
  Occupancy and Equipment                       528          518       2,028        2,082
  Federal Insurance Premium                      21           53          83          211
  Data Processing                               217          232         872          960
  Advertising                                   234          212         583          561
  Other Real Estate Owned                        36            1          29            2
  Amortization of Goodwill                       51           51         206          206
  Amortization of Mortgage Servicing Rights       2           12          23           55
  Other                                         421          403       1,632        2,047
                                           ---------    ---------  ---------    ----------
TOTAL NON-INTEREST EXPENSE                    3,171        3,210      12,122       13,259
                                           ---------    ---------  ---------    ----------
INCOME BEFORE INCOME TAXES                    1,821        1,599       7,055        5,982
  Income Tax Provision                         (650)        (557)     (2,505)      (2,047)
                                           ---------    ---------  ---------    ----------
NET INCOME                                  $ 1,171      $ 1,042     $ 4,550      $ 3,935
                                           =========    =========  =========    ==========

Basic Earnings Per Share                      $0.30        $0.26       $1.14        $0.96
Diluted Earnings Per Share                    $0.29        $0.26       $1.12        $0.93




COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                               THREE MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               DEC 31, 2000                             DEC 31, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $36,943         $   782         8.47%      $ 16,710   $    308      7.37%
  Multi-Family Loans (B)          160,026           3,301         8.25        120,038      2,388      7.96
  Commercial Real Estate (A)(B)    73,437           1,527         8.32         72,545      1,478      8.15
  Construction Loans (B)           46,837           1,314        11.22         50,930      1,176      9.24
  Commercial/Muni Leases            7,529             115         6.11         24,825        390      6.28
  Mortgage Loans (A)(B)           123,526           2,375         7.69        130,157      2,360      7.25
  Consumer Loans (A)               52,283           1,223         9.36         50,592      1,100      8.70
  Securities                       48,270             748         6.20         60,544        915      6.04
  Mortgage-Backed and
    Related Securities             11,413             193         6.76         19,251        338      7.02
  Other Investments                 5,445              88         6.46            481          7      5.82
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $565,709         $11,666         8.25%      $546,073   $ 10,460      7.66%
Non-Interest Earning Assets        18,358                                      20,224
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $584,067                                    $566,297
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 23,124         $    65         1.12%      $ 22,007   $     60      1.09%
  Savings                          43,366             273         2.52         50,328        317      2.52
  Money Market                    117,430           1,773         6.04         88,489      1,099      4.97
  Certificates of Deposits        161,670           2,515         6.22        169,704      2,320      5.47
  Jumbo CDs                        11,076             180         6.50         17,218        261      6.06
  Purchased CDs                    75,984           1,302         6.85          9,288        151      6.55
  FHLB Advances                    54,957             877         6.38        107,283      1,538      5.73
  Other Borrowed Funds             12,443             199         6.40         25,536        359      5.62
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $500,050         $ 7,184         5.75%      $489,853   $  6,105      4.98%

Non-Interest Bearing Deposits      24,873                                      19,384
Other Liabilities                  11,823                                      11,145
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $536,746                                    $520,382
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               47,321                                      45,915
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $584,067                                    $566,297
                                =========================================   ==================================
NET INTEREST INCOME                               $ 4,482                               $  4,355
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.50%                               2.68%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.17%                               3.19%
                                -----------------------------------------   ----------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.




COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the period indicated, as derived by dividing income or expense by the average daily balance or assets or liabilities, respectively, for the periods indicated.

                                                                    TWELVE MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               DEC 31, 2000                             DEC 31, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $27,729         $ 2,276         8.21%      $ 12,445   $    853      6.85%
  Multi-Family Loans (B)          141,246          11,349         8.03         89,329      7,034      7.87
  Commercial Real Estate (A)(B)    72,012           5,947         8.26         67,067      5,627      8.39
  Construction Loans (B)           44,545           4,883        10.96         42,722      3,860      9.04
  Commercial/Muni Leases           13,180             827         6.27         29,701      1,869      6.29
  Mortgage Loans (A)(B)           126,604           9,504         7.51        132,217      9,554      7.23
  Consumer Loans (A)               52,073           4,728         9.08         45,864      3,921      8.55
  Securities                       50,556           3,075         6.08         68,625      3,995      5.82
  Mortgage-Backed and
    Related Securities             15,363           1,061         6.91         23,204      1,591      6.86
  Other Investments                 6,254             377         6.03         12,871        603      4.68
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $549,562         $44,027         8.01%      $524,045   $ 38,907      7.42%
Non-Interest Earning Assets        17,552                                      21,481
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $567,114                                    $545,526
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 22,890         $   255         1.11%      $ 22,261   $    236      1.06%
  Savings                          46,806           1,172         2.50         51,740      1,291      2.50
  Money Market                    103,367           5,998         5.80         84,642      3,869      4.57
  Certificates of Deposits        162,261           9,521         5.87        172,180      9,135      5.31
  Jumbo CDs                        10,198             625         6.13         11,542        636      5.51
  Purchased CDs                    61,800           4,119         6.67          2,341        152      6.49
  FHLB Advances                    66,344           4,083         6.15        113,589      6,248      5.50
  Other Borrowed Funds             12,384             759         6.13         12,605        658      5.22
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $486,050         $26,532         5.46%      $470,900   $ 22,225      4.72%

Non-Interest Bearing Deposits      22,949                                      27,040
Other Liabilities                  11,441                                      11,261
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $520,440                                    $499,201
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               46,674                                      46,325
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $567,114                                    $545,526
                                =========================================   ==================================
NET INTEREST INCOME                               $17,495                               $ 16,682
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.55%                               2.70%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.18%                               3.18%
                                -----------------------------------------   ----------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.